Yield10 Bioscience Regains Compliance with NASDAQ Minimum Bid Price Listing Requirement

WOBURN, Mass. - June 13, 2017 - Yield10 Bioscience, Inc. (NASDAQ:YTEN) announced today that it has received a letter from The NASDAQ Stock Market LLC notifying the Company that it has regained compliance with the NASDAQ Capital Market’s minimum bid price continued listing requirement.  The letter noted that as of June 12, 2017, the Company evidenced a closing bid price of its common stock in excess of the $1.00 minimum requirement for at least ten consecutive trading days. Accordingly, the Company has regained compliance with NASDAQ Marketplace Rule 5550(a)(2) and NASDAQ considers the matter closed.

About Yield10 Bioscience

Yield10 Bioscience, Inc. is focused on developing new technologies to achieve step-change improvements in crop yield to enhance global food security. Yield10 has an extensive track record of innovation based around optimizing the flow of carbon in living systems. Yield10 is leveraging its technology platforms and unique knowledge base to design precise alterations to gene activity and the flow of carbon in plants to produce higher yields with lower inputs of land, water or fertilizer. Yield10 is advancing several yield traits it has developed in crops such as Camelina, canola, soybean and corn. Yield10 is headquartered in Woburn, MA and has an Oilseeds center of excellence in Saskatoon, Canada.

For more information about the company, please visit www.yield10bio.com. (YTEN-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, Yield10’s ability to continue to maintain compliance with NASDAQ listing rules, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience's filings with the Securities and Exchange Commission. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

Contacts:
Yield10 Bioscience:
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com

Investor Relations Contact:
Amato and Partners, LLC
90 Park Avenue, 17th Floor
New York, NY 10016
admin@amatoandpartners.com